Exhibit 10.5

STOCKHOLDERS AGREEMENT

by and between

CONVEY HOLDING PARENT, INC.

and

TPG CANNES AGGREGATION, L.P.

Dated as of June [●], 2021

This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of June [●], 2021, is made by and between CONVEY HOLDING PARENT, INC., a Delaware corporation (the “Company”), and TPG CANNES AGGREGATION, L.P., a Delaware limited partnership (the “TPG Investor”). The term “TPG Investor” shall also mean, if the TPG Investor shall have Transferred any of its shares of Common Stock to any of its Affiliates (in each case, as such terms are defined below), the TPG Investor and its Affiliates, taken together, and any right, obligation or action that may be exercised or taken at the election of the TPG Investor may be taken at the election of the TPG Investor and its Affiliates.

This Agreement replaces in its entirety the Shareholders Agreement, dated as of September 4, 2019, by and among the Company, the TPG Investor and the other parties thereto (the “Previous Stockholders Agreement”).

RECITALS

WHEREAS, the Company executed an underwriting agreement, dated June [●], 2021 (the “Underwriting Agreement”), related to the initial public offering (the “IPO”) of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); and

WHEREAS, the Previous Stockholders Agreement shall be terminated in connection with the consummation of the IPO, and the parties hereto wish to replace in their entirety the terms of the Previous Stockholders Agreement to provide for certain governance rights and other matters, and to set forth the rights and obligations of the TPG Investor, following the IPO.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who, as of the relevant time for which the determination of affiliation is being made, directly or indirectly controls, is controlled by or is under common control with such Person; provided that the Company and each Subsidiary of the Company shall be deemed not to be an Affiliate of the TPG Investor, any Person that controls the TPG Investor or any Person with whom the Company or any Subsidiary would otherwise be Affiliated through Affiliation with the TPG Investor or any Person that controls the TPG Investor. “Affiliated” and “Affiliation” shall have correlative meanings. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the TPG Investor shall not be considered an Affiliate of (x) any portfolio operating company in which the TPG Investor or any of its Affiliates has made a debt or equity investment, (y) the Company or any of its Subsidiaries or (z) any other stockholder of the Company (other than any Affiliate to which the TPG Investor Transfers (as defined below) any shares of its Common Stock), and vice versa.

“Agreement” has the meaning set forth in the Preamble.

“Board of Directors” has the meaning set forth in Section 3.01(a).

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Independent Director” means a director that satisfies both (a) the requirements to qualify as an “independent director” under the stock exchange rules of the stock exchange on which the Common Stock are then-currently listed and (b) the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“IPO” has the meaning set forth in the Recitals.

“IPO Closing” means the closing of the IPO.

“Necessary Action” means, with respect to a specified result, all actions reasonably necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to shares of Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments and (iv) making, or causing to be made, with applicable government, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Previous Stockholders Agreement” has the meaning set forth in the Preamble.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“TPG Director” has the meaning set forth in Section 3.01(a).

“TPG Investor” has the meaning set forth in the Preamble.

“Transfer” means, with respect to any shares of Common Stock, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, mortgage, hypothecate or otherwise transfer such shares of Common Stock or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction or through the transfer of equity interests or other securities in any direct or indirect company or other Person holding shares of Common Stock or through the issuance and redemption by any such company or other Person of its securities), or agree to commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such shares of Common Stock or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transferred” shall have a correlative meaning.

“Unaffiliated Independent Director” has the meaning set forth in Section 3.01(a).

“Underwriting Agreement” has the meaning set forth in the Preamble.

SECTION 1.02 Other Definitional and Interpretative Provisions.

(a)               The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)               The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(c)               References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

(d)               Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement.

(e)               Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.

(f)                Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(g)               “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (electronic media) in a visible form.

(h)               References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any law include all rules and regulations promulgated thereunder and references to statutes shall include all amendments of the same and any successor or replacement statutes and regulations promulgated thereunder.

(i)                 References to any Person include the successors and permitted assigns of that Person.

(j)                 References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants, severally and not jointly (and solely as to itself), to the other party to this Agreement that as of the date such party executes this Agreement:

SECTION 2.01 Existence; Authority; Enforceability. Such party has the necessary power and authority to enter into this Agreement and to perform its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action on the part of its board of directors (or equivalent) and stockholders (or other holders of equity interests), if required, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 2.02 Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of, any provision of the constitutive documents of such party, (b) result in any material violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional material payment obligation, under the terms of any material contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party, except, in the case of each of clauses (b) and (c) with respect to the TPG Investor, for any such violation, breach, conflict or default that would not impair in any material respect the ability of the TPG Investor to perform its respective obligations hereunder.

SECTION 2.03 Consents. Other than as expressly required herein or any consents which have already been obtained, no material consent, waiver, approval, authorization, exemption, registration, license, permit or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement by such party.

ARTICLE III

GOVERNANCE

SECTION 3.01 Board of Directors. (a) Prior to the IPO Closing, the TPG Investor and the Company shall take all Necessary Action to cause the board of directors of the Company (the “Board of Directors”) to be comprised of five directors as of the IPO Closing, (i) two of whom shall each be designated by the TPG Investor (each, a “TPG Director”), (ii) two of whom shall each satisfy the requirements to qualify as an Independent Director (each, an “Unaffiliated Independent Director”) and (iii) one of whom shall be the Chief Executive Officer of the Company. For the avoidance of doubt, Unaffiliated Independent Directors shall not constitute TPG Directors for purposes of determining the number of directors that the TPG Investor shall have the right to nominate pursuant to Section 3.01(c).

At the IPO Closing, the TPG Directors shall be Todd B. Sisitsky and Katherine Wood; the Chief Executive Officer director shall be Stephen C. Farrell; the Unaffiliated Independent Directors shall be Sharad Mansukani and W. Carl Whitmer; and the Chairperson of the Board of Directors shall be Sharad Mansukani. In connection with the IPO Closing, the foregoing directors shall be divided into three classes of directors, each of whose members shall serve for staggered three-year terms as follows:

(1)	the class I directors shall be Sharad Mansukani and Katherine Wood;

(2)	the class II director shall be Stephen C. Farrell; and

(3)	the class III directors shall be Todd Sisitsky and W. Carl Whitmer.

The initial term of the class I directors shall expire at the Company’s first annual meeting of stockholders following the IPO Closing at which directors are elected. The initial term of the class II directors shall expire at the second succeeding annual meeting of stockholders following the IPO Closing at which directors are elected. The initial term of the class III directors shall expire at the Company’s third succeeding annual meeting of stockholders following the IPO Closing at which directors are elected.

For the avoidance of doubt, this Section 3.01(a) is applicable solely to the initial composition of the Board of Directors.

(b)               On or before the first anniversary of the effectiveness of the Company’s Registration Statement on Form S-1 for the IPO, the Company, the TPG Investor and the Board of Directors shall take all Necessary Action to (i) cause an increase in the size of the Board of Directors by at least one director, but no greater than two directors, (ii) fill such vacancies resulting therefrom with at least one director who qualifies as an Unaffiliated Independent Director and (iii) cause one such director to be appointed as a class II director and, if applicable, the other such director to be appointed to the class of directors to be determined by the Company, the TPG Investor and the Board of Directors.

(c)               For so long as the TPG Investor holds a number of shares of Common Stock representing at least the percentage of the number of shares of Common Stock held by the TPG Investor as of the IPO Closing (after giving effect to any exercise by the underwriters of their option to purchase additional shares of Common Stock in connection with the IPO) shown below, there shall be included in the slate of nominees recommended by the Board of Directors for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals nominated by TPG that, if elected, will result in the number of TPG Directors serving as directors on the Board of Directors that is shown below.

Ownership Percentage	Number of TPG Directors
[●]% [1] or greater	3 TPG Directors
Less than [●]% [1] but greater than or equal to [●]% [2]	2 TPG Directors
Less than [●]% [2] but greater than or equal to [●]% [3]	1 TPG Director

(d)               With respect to any individual nominated by TPG, the Company and the TPG Investor shall take all Necessary Action to cause the Board of Directors (and any applicable committee thereof) to, as applicable, (i) include such individual in the slate of nominees recommended by the Board of Directors for the applicable class of directors for election by the stockholders of the Company, recommend such individual’s election as a director and solicit proxies or consents in favor thereof or (ii) appoint such individual to fill a vacancy on the Board of Directors created by a departure of a TPG Director. The Company agrees to take all Necessary Action to include such individual in the applicable proxy statement for such stockholder meeting.

(e)               To the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the organizational documents of the Company, (i) the TPG Investor shall have the exclusive right to remove TPG Directors from the Board of Directors, and the Board of Directors, the TPG Investor and the Company shall take all Necessary Action to cause the removal of any TPG Director at the request of the TPG Investor, and (ii) the TPG Investor shall have the exclusive right to designate for election individuals to the Board of Directors to fill vacancies created by reason of death, removal or resignation of the TPG Directors, and the Board of Directors and the TPG Investor shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by the TPG Investor as promptly as reasonably practicable; provided that, for the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, the TPG Investor shall not be required to take any action to cause any vacancy to be filled with any TPG Director to the extent that election or appointment of such an individual to the Board of Directors would result in a number of TPG Directors in excess of the number of directors that the TPG Investor is then entitled to designate for membership on the Board of Directors pursuant to Section 3.01(c). If the Chief Executive Officer resigns or is terminated for any reason, the Chief Executive Officer shall resign from the Board of Directors, and the Company and the TPG Investor shall take all Necessary Action to remove the Chief Executive Officer from the Board of Directors and fill such vacancy with the next Chief Executive Officer in office.

1 To be equivalent to approximately 25.0% of the aggregate number of shares of Common Stock outstanding as of the IPO Closing, expressed as a percentage of the number of shares of Common Stock held by the TPG Investor as of the IPO Closing (after giving effect to any exercise by the underwriters of their option to purchase additional shares of Common Stock in connection with the IPO).

2 To be equivalent to approximately 7.5% of the aggregate number of shares of Common Stock outstanding as of the IPO Closing, expressed as a percentage of the number of shares of Common Stock held by the TPG Investor as of the IPO Closing (after giving effect to any exercise by the underwriters of their option to purchase additional shares of Common Stock in connection with the IPO).

3 To be equivalent to approximately 2.5% of the aggregate number of shares of Common Stock outstanding as of the IPO Closing, expressed as a percentage of the number of shares of Common Stock held by the TPG Investor as of the IPO Closing (after giving effect to any exercise by the underwriters of their option to purchase additional shares of Common Stock in connection with the IPO).

(f)                Within one year (or any shorter period that may be required by applicable laws, regulations or stock exchange listing rules and regulations) after the Company ceases to qualify as a “controlled company” as defined by the applicable stock exchange listing rules and regulations on which the Common Stock is then-currently listed, the TPG Investor shall take all Necessary Action to ensure that a sufficient number of the directors qualify as “independent directors” as defined by the applicable stock exchange listing rules and regulations to ensure that the Company and its Board of Directors comply with applicable stock exchange listing rules and regulations regarding director independence.

(g)               For so long as the TPG Investor has at least one TPG Director on the Board of Directors, the TPG Investor shall have the right (i) to have one of the TPG Directors appointed (at the TPG Investor’s election) as its representative to serve on, or act as an observer of, each committee of the Board of Directors (other than the Audit Committee), but only to the extent permitted by applicable laws, regulations and stock exchange listing rules and regulations, and (ii) to designate the Chairperson of the Board of Directors.

(h)               For so long as the TPG Investor has the right to nominate at least one director for nomination under this Agreement, the Company and the Board of Directors shall take all Necessary Action to ensure that the number of directors serving on the Board of Directors shall not exceed seven; provided that (A) the number of directors may be increased if necessary in order to ensure that the Company and its Board of Directors comply with applicable laws, regulations and stock exchange listing rules and regulations and (B) the number of directors serving on the Board of Directors may be increased to eight directors by the vote of a majority of the directors of the Company then in office, which majority vote shall include the vote of at least one TPG Director.

(i)                 In accordance with the Company’s organizational documents and other applicable Company policies and practices, the Company shall reimburse each TPG Director for the reasonable out-of-pocket costs and expenses incurred by each member of the Board of Directors in the course of his or her service as such, including in connection with attending regular and special meetings of the Board of Directors, any committee thereof or any board or committee of any Subsidiary of the Company, including reasonable travel, lodging and meal expenses.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01 Term. This Agreement will be effective as of the date hereof and shall terminate automatically on the earlier to occur of (i) without any action by any party hereto, such time as the TPG Investor no longer has the right to nominate an individual to the Board of Directors in accordance with Section 3.01(c) hereof and (ii) upon the delivery of a written notice by the TPG Investor to the Company requesting that this Agreement terminate.

SECTION 4.02 Organizational Documents. The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of the organizational documents of the Company. The Company and the TPG Investor agree to take all Necessary Action to amend the organizational documents of the Company so as to avoid any conflict with the provisions hereof.

SECTION 4.03 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the TPG Investor. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

SECTION 4.04 Successors and Assigns. The rights and obligations hereunder shall not be assignable by any party without the prior written consent of the other party hereto; provided that, subject to the execution of a joinder agreement substantially in the form of Exhibit A hereto, the TPG Investor may assign its rights and obligations hereunder to its Affiliates without the prior written consent of the Company. Any attempted assignment of rights or obligations in violation of this Section 4.04 shall be null and void.

SECTION 4.05 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

SECTION 4.06 Counterparts; Electronic Signatures. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes. The parties hereto hereby agree that this Agreement may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the parties hereto further agree that this Agreement, or any part thereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.

SECTION 4.07 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement among the parties or to which they are subject and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of the transactions contemplated hereby and thereby (including the Previous Stockholders Agreement).

SECTION 4.08 Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

SECTION 4.09 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, solely if the Delaware Court of Chancery declines jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, New Castle County, or, solely if such court declines jurisdiction, the United States District Court for the District of Delaware) for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such above-named courts, and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.13 hereof is reasonably calculated to give actual notice.

SECTION 4.10 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY STOCKHOLDER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 4.10 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

SECTION 4.11 Specific Performance. The parties hereto agree that irreparable damage may occur if any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 4.09, in addition to any other remedy to which they are entitled at law or in equity.

SECTION 4.12 No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns, all of whom shall be third-party beneficiaries of this Agreement.

SECTION 4.13 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Convey Holding Parent, Inc.
100 SE 3rd Avenue, 26th Floor
Fort Lauderdale, Florida 33394
Attn:       Timothy Fairbanks

                Amy Shook
E-mail:

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attn:        William V. Fogg
                 Michael E. Mariani
E-mail:

Fax:

If to the TPG Investor, to:

TPG Global, LLC
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Attn:        General Counsel
E-mail:
Fax:

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attn:       William V. Fogg
                Michael E. Mariani
E-mail:

Fax:

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

CONVEY HOLDING PARENT, INC.

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

TPG CANNES AGGREGATION, L.P.

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

EXHIBIT A

JOINDER TO STOCKHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement dated as of June [●], 2021 (as may be amended from time to time, the “Stockholders Agreement”) between Convey Holding Parent, Inc., a Delaware corporation, and TPG Cannes Aggregation, L.P., a Delaware partnership. Capitalized terms used, but not defined, herein shall have the respective meanings ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of the “TPG Investor” thereunder as if it had executed the Stockholders Agreement on the date thereof. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement. The Joining Party represents and warrants (solely as to itself) that the representations and warranties set forth in Article II of the Agreement are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:	,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for notices:[_]
Attention: [_]
Telephone: [_]
Email: [_]